Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2022, relating to the financial statements of MSP Recovery, LLC, appearing in the Registration Statement No. 333-265953 on Form S-1 of MSP Recovery, Inc.

/s/ Deloitte & Touche LLP

Miami, Florida

July 28, 2022